SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                                February 5, 1999

                Date of Report (Date of earliest event reported)



                               BESICORP GROUP INC.
             (Exact name of registrant as specified in its charter)





  New York                          0-9964                       14-1588329
(State or other                 (Commission                   (I.R.S. Employer
jurisdiction of                 File Number)                 Identification No.)
Incorporation)

1151 Flatbush Road
Kingston, New York                                              12401
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (914) 336-7700



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ITEM 5.           OTHER EVENTS

a)       Amendment to Agreement and Plan of Merger

     On November 23, 1998, Besicorp Group Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Initial Plan of Merger") by and among the Company, BGI Acquisition LLC ("Acquisition"), a Wyoming limited liability company, and BGI Acquisition Corp. ("Merger Sub" and together with Acquisition "Buyer"), a New York corporation and a wholly owned subsidiary of Acquisition. The Initial Plan of Merger provides that Merger Sub will be merged with and into the Company, with the Company being the surviving corporation (the "Surviving Corporation") and wholly owned by Acquisition (the "Merger"). If the Merger is consummated, the Company's shareholders will be entitled to receive $34.50 in cash (subject to upward adjustment if the Base Amount (as defined in the Initial Plan of Merger) exceeds $105,275,000 (the "Merger Consideration")), without any interest thereon, for each share of the Company's Common Stock (the "Common Stock"). The Initial Plan of Merger contemplates that immediately before the merger, the Company will distribute (the "Spin-Off") to its shareholders on a pro rata basis all of the shares of common stock of Besicorp Ltd. ("Newco"), a subsidiary of the Company, which will, among other things, own the Company's photovoltaic and independent power plant development businesses and have assumed essentially all of the Company's liabilities and obligations. On January 28, 1999 the Company entered into Amendment No. 1 to the Agreement and Plan of Merger ("Amendment No.1;" the Initial Plan of Merger as amended by Amendment No. 1, the "Plan of Merger") which modified the Initial Plan of Merger by providing, among other things, (i) for the extension of the date that the Merger could be terminated from February 15, 1999 to March 1, 1999 and, upon a request of the Company, for a further extension from March 1, 1999 to March 15, 1999 (the "Extension"); provided that if the Merger did not close during the Extension, the Company would be obligated, unless the Plan of Merger was terminated by the Company on account of a breach by Buyer of Buyer's obligations pursuant to the Plan of Merger, to pay Buyer $1.4 million in addition to other amounts, if any, the Company would be obligated to pay on account of the termination of the Plan of Merger; (ii) for the substitution, in certain cases, for assets that were to be contributed to Newco in the Spin-Off of other assets of equal value of the Company that would otherwise not be contributed to Newco in the Spin-Off and
(iii) that in the case of 100,000 shares of Common Stock held of record by Martin Enowitz or his assigns which are the subject of a dispute between the Company and Mr. Enowitz (the "Disputed Shares") , appropriate provision will be made in the paying agent agreement (or another agreement with the paying agent for the payment of the Merger Consideration) for the holding in escrow, pending resolution of such dispute, of (1) the Disputed Shares, (2) the Merger Consideration payable in respect of such Disputed Shares and (3) any shares of capital stock of Besicorp Ltd. ("Newco"), a wholly-owned subsidiary of the Company, distributable with respect to such Disputed Shares. The rights, if any, of Acquisition, Merger Sub and the Surviving Corporation to the Disputed Shares, the Merger Consideration payable in respect of such Disputed Shares and any shares of capital stock of Newco distributable with respect to such Disputed Shares will be assigned without recourse to the holders of Common Stock issued and outstanding immediately prior to the effective time of the Merger on a pro rata basis.


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b)       Sale of Power Plants

     The Company has partnership interests (the "Partnerships") in five power plants (the "Power Plants") which, pursuant to power purchase agreements (the "Power Purchase Agreements"), provided capacity and electrical power to Niagara Mohawk Power Corporation ("Niagara Mohawk"). The Partnerships, Niagara Mohawk and certain other independent power producers entered into a Master Restructuring Agreement (the "MRA") in July 1997, which became effective on June 30, 1998, which provided for, among other things, the termination or restructuring of the Power Purchase Agreements. The Partnerships sold the Power Plants between November and December 1998 as a result of which the Company will receive net proceeds of approximately $10.7 million in the aggregate. The Company no longer has any interests in any power plants (other than as the holder of shares of stock of Niagara Mohawk).

c)       Recent Litigation

         In January 1999, Alan Fenster ("Fenster") commenced an action in the New York Supreme Court, New York County, against the Company, Merger Sub, Acquisition, Josephthal & Co., Inc., the financial advisor to the Company with respect to the Merger, and each of the members of the Board of Directors of the Company (the "Board"). In the complaint Fenster indicates that he is seeking class certification. The complaint alleges that the Merger Consideration is inadequate and less than the Company's intrinsic value, that in adopting the Plan of Merger the Board has been unduly influenced by Michael F. Zinn (the Chairman of the Board, Chief Executive Officer and President of the Company) and the Board has breached its fiduciary duty to its shareholders; the complaint also alleges that Mr. Zinn and the other members of the Board will receive an unlawful additional consideration that the remaining shareholders will not receive: the escrow fund of $6,000,000 that is to be established pursuant to the Plan of Merger, that, according to the complaint, has been established primarily to benefit them, the acceleration of certain of their options and warrants, and bonuses for certain members of senior management. Fenster is seeking, among other things, to enjoin the Merger, as well as unspecified compensatory damages and an order that the defendants shall take appropriate measures to maximize shareholder value. The Company has not yet answered the complaint. Management believes that there are meritorious defenses to this action.

         In December 1998, Energy Investment Research, Inc. ("EIR") commenced an action in the New York Supreme Court, Westchester County, against the Company. The complaint alleges among other things, that the Company is obligated to pay EIR 1.5% of all net cash and/or securities received by the Company from its general partnership interests in the Carthage and South Glen Falls Partnerships (the "Projects"). EIR seeks, among other things, declaratory judgment that it is entitled to 1.5% of the distributions from the MRA relating to the Projects, and has asked for payments in excess of $750,000. Management believes that there are meritorious defenses to this action.


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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

2.2 Amendment No. 1 dated January 28, 1999 to the Agreement and Plan of Merger (the "Initial Plan of Merger") by and among the Company, BGI Acquisition LLC, and BGI Acquisition Corp.



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                                    SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   BESICORP GROUP INC.



                                  /s/Michael J. Daley
                                  ---------------------
                                     Michael J. Daley, Executive Vice President
                                     and Chief Financial Officer




Dated:   February 5, 1999
         Kingston, New York



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